Exhibit d.6.a

FIRST AMENDMENT

TO SUBADVISORY AGREEMENT

THIS AMENDMENT effective as of the 4th day of June, 2019, amends that certain Subadvisory Agreement effective November 2, 2016, (the “Agreement”) among Virtus Variable Insurance Trust (the “Trust”), a Delaware statutory trust on behalf of its series Virtus Strategic Allocation Series (the “Series”), Virtus Investment Advisers, Inc., a Massachusetts corporation (the “Adviser”) and Kayne Anderson Rudnick Investment Management, LLC, a California limited liability company (the “Subadviser”) as follows:

1.	Schedule F is hereby deleted and Schedule F attached hereto is substituted in its place to reflect the Subadviser’s management of the domestic equity portion and international equity portion only of the Series.

2.	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement.

3.	This Agreement may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[Signature Page Follows]

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ W. Patrick Bradley
	Name:	W. Patrick Bradley
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

VIRTUS INVESTMENT ADVISERS, INC.

By:	/s/ Francis G. Waltman
	Name:	Francis G. Waltman
	Title:	Executive Vice President

ACCEPTED:

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:	/s/ Jeannine Vanian
	Name:	Jeannine Vanian
	Title:	Chief Operating Officer

SCHEDULE F

SERIES

Virtus Strategic Allocation Series (domestic equity portion and international equity portion only)